Exhibit 99

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of First Midwest Bancorp, Inc.

Results of Review of Interim Financial Statements

We have reviewed the accompanying consolidated statement of financial condition of First Midwest Bancorp, Inc. (the “Company”) as of March 31, 2018, and the related condensed consolidated statements of income, comprehensive income and cash flows for the three-month periods ended March 31, 2018 and 2017, and the related notes (collectively referred to as the “condensed consolidated interim financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) , the consolidated statement of financial condition of the Company as of December 31, 2017, the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year then ended, and related notes (not presented herein); and in our report dated February 28, 2018, we expressed an unqualified audit opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statements of financial condition as of December 31, 2017, is fairly stated, in all material respects, in relation to the consolidated statement of financial condition from which it has been derived.

Basis for Review Results

These financial statements are the responsibility of the Company’s management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB. We conducted our review in accordance with the standards of the PCAOB. A review of the interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ ERNST & YOUNG, LLP

Chicago, Illinois
May 7, 2018